EXHIBIT 10.24


                    NINTH AMENDMENT TO LEASE

          This Ninth Amendment to Lease dated May 29, 1996 by and between Crown Life Insurance Company, (hereafter called Landlord) and Berks County Bank, a Pennsylvania chartered commercial bank (hereafter called Tenant) having its principle business office at 400 Washington St., Reading, Pa. 19601.

          The above referenced parties wish to amend the Eighth Amendment to Lease dated January 22, 1996, the Seventh Amendment to Lease dated July 27, 1995, the Sixth Amendment to Lease dated November 9, 1994, the Fifth Amendment to Lease dated October 10, 1994, the Fourth Amendment dated November 11, 1993, the Second Amendment to Lease dated March 31, 1993, the First Amendment to Lease dated November 27, 1991 and the Lease dated November 1, 1988 as follows:

               1.   The portion of space known as suite 802
containing approximately 725 rentable square feet shall be rented commencing June 1, 1996 and expiring December 31, 1997 at a monthly rental of $600.00.

               2. In reference to Paragraph 502(a) and 502(b) of the Lease, Tenants' prorata share for this additional
725 square feet shall be .70% and the base year shall be 1995.

          Except as stated above, the terms and conditions of the Lease remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to Lease to be duly executed as a sealed instrument as of the day and year first above written.

Landlord                           Tenant

Crown Life Insurance Company       Berks County Bank

By:/s/ Les Miller                  By:/s/ Nelson R. Oswald

/s/ Stephen Van Buttlar                 President


Attest or Witness:

/s/ J. Presnell                        /s/ Patricia A. Yocum